EXHIBIT 99.5


                         TII NETWORK TECHNOLOGIES, INC.
                            2006 INCENTIVE BONUS PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the TII Network Technologies, Inc. (the "Company") 2006 Incentive Bonus Plan (the "Plan") is to motivate select executive officers, other officers and key employees to exert their best efforts on behalf of the Company and its subsidiaries by providing an incentive for performance upon meeting pre-established goals.

2.       FIXING BONUS POOL BASE

         The aggregate Bonus Pool Base shall be (a) such percentage (which shall be determined at the beginning of the fiscal year or, if such person becomes a participant under the Plan pursuant to Section 8 during the fiscal year, on the date such person becomes a participant, and such percentage may vary for each person) of the annual salary of each executive officer of the Company and each other key executive of the Company who the Company's Compensation Committee (the "Committee") may determine shall participate in the Bonus Pool, multiplied by
(b) the applicable executive's base salary, and the total of the products thereof shall be the Bonus Pool Base.

3.       FIXING INCENTIVE OBJECTIVES AND TARGETS

         Percentages (totaling 100%) of the Bonus Pool Base shall be allocated by the Committee to the achievement by the Company and its subsidiaries of the various targeted levels for achievement of each Incentive Objective (e.g., targeted level of revenues, emerging market revenues, net income, cash flow) and a discretionary factor (the attainment of the latter of which to be determined by the Committee). Each targeted level of Incentive Objective (other than the discretionary factor or an Incentive Objective that is not part of the Company's budget) shall be based on the amount targeted therefor in the Company's budget for the fiscal year to which the bonus relates, before any accrual for bonuses under the Plan.

4.       BONUS POOL CALCULATION

         The amount of the actual Bonus Pool earned as a result of the achievement of the particular Incentive Objective shall be the amount achieved multiplied by the applicable percentage set forth below:

             ------------------------------ ----------------------------
             Percent of
             Incentive Objective Target     Percent of Bonus
             Actually Achieved              Pool Base
             ------------------------------ ----------------------------
             Less than 80                   0%
             ------------------------------ ----------------------------
             80 - 120                       Actual Percentage Achieved
             ------------------------------ ----------------------------
             Greater than 120               120%
             ------------------------------ ----------------------------

and the sum total of the amounts so determined shall be the annual Bonus Pool; provided, however, that the Bonus Pool shall not exceed 25% of the Company's earnings before income taxes and before deducting bonuses payable under the Plan.


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5.       ALLOCATION OF THE BONUS POOL

         The Bonus Pool shall be allocated among the participants in the Plan pro rata to the Bonus Pool Base attributable to the respective participants as determined pursuant to Section 2 above.

6.       BASIS OF INCENTIVE OBJECTIVES

         The determination of whether, and the extent to which, an Incentive Objective target has been achieved shall be determined by the Compensation Committee of the Board of Directors, with input from the Audit Committee of the Board of Directors, based on the financial statements of the Company; provided, however, that the Compensation Committee, with input from the Audit Committee, may (but need not) make adjustments for (i) corporate transactions, such as acquisitions, divestitures and reorganizations, (ii) where targeted levels of Incentive Objections have been determined based on budgets or projections, non-budgeted or unusual expenditures, gains or losses caused by strategic decisions, and (iii) the effects of changes in accounting principles, extraordinary accounting charges or items, nonrecurring or unusual events, restructuring charges, charges for facilities closings and asset impairments, changes in commodity prices (e.g., petroleum prices), changes in Federal, state or local tax rates, and other items that were factors in establishing target levels of Incentive Objectives but which were not contemplated at the time the Incentive Objective targets were established or may have been outside the control of the participants but which affected results that otherwise would have been attained. The degree of fulfillment of any discretionary factor shall be made solely by the Compensation Committee in its sole judgment. The determination of the Committees shall be final and binding on the Company and all participants.

7.       PAYMENT OF BONUSES

         All bonuses pursuant to this Plan shall be paid as promptly as practicable following the date the Company's financial statements for such year are prepared in accordance with generally accepted accounting principals and submitted to the Compensation Committee by the Company's Chief Financial Officer.

8.       NEW PARTICIPANTS

         The Committee may add participants to the Plan during the course of the fiscal year and in making such addition shall assign a percentage for determining the Bonus Pool Base to such participant under Section 2(a) (and which percentage shall be included in the allocation under Section 5) and such participant shall be entitled to receive, at the time bonuses are paid to the other participants, a pro rata portion of the bonus he or she would have earned for the full year in which he or she became a participant, based on the Bonus Pool for the full year multiplied by a fraction, the numerator of which is the number of completed days in the fiscal year of the Company during which the participant was a participant in the Plan, and the denominator of which is the total number of calendar days in such fiscal year.

9.       EFFECT OF TERMINATION OF EMPLOYMENT

         (a) Neither the Plan nor the determination that a person shall be a participant therein shall confer any right on such participant to remain in the employ of the Company or any

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subsidiary  or restrict the right of the Company or any  subsidiary to terminate such participant's employment.

         (b) If, prior to the payment of the Bonus, a participant voluntarily terminates his or her employment with the Company and its subsidiaries or if a participant's employment with the Company is terminated for cause, the participant shall forfeit all right in and to any bonus.

         (c) If a participant's employment with the Company and its subsidiaries is terminated as a result of his or her disability (as defined in Section 23(e)(3) of the Internal Revenue Code of 1986, as amended), or, if participant shall die prior to the payment of the bonus, or if the Company shall terminate the participant's employment for any reason other than cause prior to the end of the fiscal year to which the bonus amounts relate, such participant shall be entitled to receive, at the time bonuses are paid to the other participants, a pro rata portion of the bonus he or she would have earned for the full year in which such termination occurs, based on the Bonus Pool for the full year multiplied by a fraction, the numerator of which is the number of completed days in the fiscal year of the Company during which the participant was an employee of the Company or a subsidiary, and the denominator of which is the total number of calendar days in such fiscal year.

         (d) Any amount forfeited or not earned by any participant shall not be reallocated to other participants.

10.      NON-ASSIGNABILITY

         No right to receive any bonus shall be assignable or transferable by any participant except by will or the laws of descent and distribution and any attempt to assign or transfer same shall be null and void and result in the forfeiture of such bonus otherwise payable. Each bonus shall be payable during a participant's lifetime only to the participant.

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